EXHIBIT 32
CERTIFICATION
Pursuant to 18 U.S.C. § 1350, each of the undersigned hereby certifies in his or her capacity as an officer of Chemical Financial Corporation (the "Corporation") that the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of the Corporation at the end of such period and the results of operations of the Corporation for such period.

Dated:	February 28, 2018	/s/ David T. Provost
David T. Provost Chief Executive Officer and President

Dated:	February 28, 2018	/s/ Dennis L. Klaeser
Dennis L. Klaeser Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Chemical Financial Corporation and will be retained by Chemical Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.